TPG Reports Fourth Quarter and Full Year 2025 Financial Results Year Ended December 31, 2025

TPG | 2 San Francisco and Fort Worth, Texas – February 5, 2026 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, today reported its unaudited results for the fourth quarter and full year ended December 31, 2025. A detailed presentation is available through the Investor Relations section of TPG’s website at shareholders.tpg.com. “2025 was an outstanding year for TPG, marked by exceptional execution across our global franchise. We achieved new records, with more than $51 billion raised and $52 billion deployed, and these results – combined with the continued scaling of our business and double-digit value creation across nearly all our platforms – have driven our total AUM to more than $300 billion,” said Jon Winkelried, Chief Executive Officer. “We started 2026 with significant momentum and our increased scale and diversification, coupled with $72 billion in dry powder, position us well to navigate the evolving market landscape, while continuing to deliver sustained growth and differentiated value for our clients and shareholders.” Dividend TPG has declared a quarterly dividend of $0.61 per share of Class A common stock to holders of record at the close of business on February 19, 2026, payable on March 5, 2026. Conference Call TPG will host a conference call and live webcast at 12:00 pm ET. It may be accessed by dialing (800) 245-3047 (US toll-free) or (203) 518-9765 (international), using the conference ID TPGQ425. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website. About TPG TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $303 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Shareholders Media Gary Stein and Evanny Huang Luke Barrett and Julia Sottosanti shareholders@tpg.com media@tpg.com TPG Reports Fourth Quarter and Full Year 2025 Results

TPG | 3 TPG Reports Fourth Quarter and Full Year 2025 Results Forward Looking Statements; No Offers; Non-GAAP Information This document may contain “forward-looking” statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits, or unexpected costs related to the integration, of acquired companies; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions and uncertainties, among various other risks discussed in the Company’s SEC filings. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this document and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this document speaks only as of the date of this document. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this document, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the document. This document does not constitute an offer of any TPG fund. Throughout this document, all current period amounts are preliminary and unaudited; totals may not sum due to rounding. See the Reconciliations and Disclosures Section of this document for reconciliations of Non-GAAP to the most comparable GAAP measures.

Fourth Quarter and Full Year 2025 Results

GAAP Statements of Operations (Unaudited)

- Net income of $282 million for 4Q'25 compared to $11 million in 4Q'24
- Net income attributable to TPG Inc. of $77 million for 4Q'25 compared to $13 million in 4Q'24

($ in thousands, except share and per share amounts)	4Q'24	4Q'25	FY'24	FY'25
Revenues				
Fees and other	$ 527,248	$ 715,110	$ 2,087,076	$ 2,424,138
Capital allocation-based income	549,166	776,171	1,413,006	2,246,074
Total revenues	**1,076,414**	**1,491,281**	**3,500,082**	**4,670,212**
Expenses				
Compensation and benefits:				
Cash-based compensation and benefits	231,865	248,226	835,328	894,382
Equity-based compensation	308,457	239,906	1,006,312	813,741
Performance allocation compensation	376,229	475,896	930,053	1,427,458
Total compensation and benefits	916,551	964,028	2,771,693	3,135,581
General, administrative and other	120,655	189,328	583,733	702,173
Depreciation and amortization	37,942	41,317	135,386	144,542
Interest expense	23,098	30,421	87,511	112,111
Total expenses	**1,098,246**	**1,225,094**	**3,578,323**	**4,094,407**
Investment income (loss)				
Net gains (losses) from investment activities	1,007	(181)	(29,326)	(2,847)
Interest, dividends and other	43,353	38,922	82,743	93,620
Total investment income (loss)	**44,360**	**38,741**	**53,417**	**90,773**
Income (loss) before income taxes	**22,528**	**304,928**	**(24,824)**	**666,578**
Income tax expense	11,434	22,512	52,091	66,993
Net income (loss)[1]	**11,094**	**282,416**	**(76,915)**	**599,585**
Net income (loss) attributable to non-controlling interests in TPG Operating Group	(30,095)	59,360	(175,927)	50,771
Net income (loss) attributable to other non-controlling interests	28,209	145,942	75,529	364,226
Net income (loss) attributable to TPG Inc.	**$ 12,980**	**$ 77,114**	**$ 23,483**	**$ 184,588**
Net income (loss) per share data:				
Net income (loss) available to Class A common stock per share				
Basic	*$ 0.04*	*$ 0.46*	*$ 0.00*	*$ 0.89*
Diluted	*$ (0.06)*	*$ 0.29*	*$ (0.42)*	*$ 0.45*
Weighted-average shares of Class A common stock outstanding				
Basic	*106,612,378*	*153,651,145*	*100,219,905*	*138,879,433*
Diluted	*364,946,593*	*378,506,612*	*364,725,579*	*374,125,608*

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
1. Operating profit margin, defined as net income divided by total revenue, was 1.0% for 4Q'24 and 18.9% for 4Q'25.

TPG | 5

TPG | 6 Operating Metrics ($B) Non-GAAP Financial Measures ($M) Fourth Quarter and Full Year Highlights 4Q’24 4Q’25 FY’24 FY’25 Fee-Related Revenues (“FRR”) $461 $628 $1,831 $2,109 Fee-Related Earnings (“FRE”) 190 326 764 953 Realized Performance Allocations, Net 105 48 195 205 After-Tax Distributable Earnings (“After-tax DE”) 261 304 837 973 4Q’24 3Q’25 4Q’25 Assets Under Management (“AUM”) $245.9 $286.4 $303.0 Fee-Earning Assets Under Management (“FAUM”) 141.3 163.0 170.1 Net Accrued Performance 1.0 1.2 1.3 Available Capital 57.6 72.9 72.4 4Q’24 4Q’25 FY’24 FY’25 Capital Raised $8.8 $16.2 $30.1 $51.5 Capital Invested 10.3 19.3 32.9 51.9 Realizations 7.1 4.8 22.9 23.4 ▪ 4Q’25 FRR of $628 million increased 36% versus 4Q’24, with 4Q’25 FRE and After-tax DE of $326 million and $304 million, respectively ▪ Total AUM of $303 billion, up 23% in the last twelve months; FAUM of $170 billion, up 20% over the same period Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. Tie to next page Tie to OM section

TPG | 7 Non-GAAP Financial Measures ▪ FRE increased 72% from $190 million in 4Q’24 to $326 million in 4Q’25; FRE margin increased from 41% in 4Q’24 to 52% in 4Q’25, driven by the further scaling of our strategies as well as our capital markets business ▪ After-tax DE of $304 million in 4Q’25, an increase from $261 million in 4Q’24, primarily driven by FRE, partially offset by a decrease in realized performance allocations, net Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Realized investment income and other, net includes activity considered non-core to our Fee-Related Earnings operations, including 4Q’25 expenses of $11 million related to our unoccupied lease space and $4 million for strategic transaction activity. ($ in thousands) 4Q’24 4Q’25 FY’24 FY’25 Fee-Related Revenues Management fees $ 402,588 $ 475,100 $ 1,625,710 $ 1,800,061 Fee-related performance revenues 19,116 28,978 33,032 49,287 Transaction, monitoring and other fees, net 36,189 122,443 147,644 249,348 Other income 3,518 1,955 25,071 10,559 Fee-Related Revenues 461,410 628,476 1,831,457 2,109,255 Fee-Related Expenses Cash-based compensation and benefits, net 168,058 190,167 689,001 743,565 Fee-related performance compensation 9,558 14,489 16,516 24,644 Operating expenses, net 93,969 97,328 361,712 388,474 Fee-Related Expenses 271,585 301,984 1,067,229 1,156,683 Fee-Related Earnings 189,825 326,492 764,228 952,572 Realized performance allocations, net 104,939 47,628 194,582 204,710 Realized investment income and other, net(1) (1,769) (13,670) (7,703) (20,660) Depreciation expense (5,005) (5,035) (20,387) (20,355) Interest expense, net (9,332) (19,235) (36,109) (74,158) Distributable Earnings 278,659 336,180 894,611 1,042,109 Income taxes (18,093) (32,079) (57,336) (68,620) After-Tax Distributable Earnings $ 260,566 $ 304,101 $ 837,275 $ 973,489 Tie to: -prior page -qtrly statement in back -G-NG qtrly statment in back

TPG | 8 $1,626 $1,800 $514 $501 $167 $233 $199 $277 $311 $342 $351 $350 $83 $98 FY’24 FY’25 $190 $326 4Q’24 4Q’25 $764 $953 FY’24 FY’25 $403 $475 $117 $138 $42 $51 $54 $78 $82 $90 $91 $83$16 $35 4Q’24 4Q’25 ▪ 4Q’25 FRR increased 36% over 4Q’24 primarily driven by capital markets fees and management fees ▪ 4Q’25 FRE margin of 52%, an increase from 41% in 4Q’24; FY’25 FRE margin of 45% Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Catch-up management fees totaled $8 million and $20 million for 4Q’24 and 4Q’25, respectively. Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) +18% Capital Growth Impact +11% Credit Real Estate Market Solutions Fee-Related Earnings

Distributable Earnings

- After-tax DE increased from $261 million in 4Q'24 to $304 million for 4Q'25 driven by FRE, partially offset by a decrease in realized performance allocations, net



After-tax DE
($M)
$261
$304
$837
$973
4Q'24
4Q'25
FY'24
FY'25



Distributable Earnings Mix
3Q'25
4Q'25
2%
98%
3%
97%
FRE
All Other Sources of Pre-tax DE

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

TPG | 9

Realized Performance Allocations, Net

- Realized performance allocations, net were $48 million in 4Q'25, primarily driven by MVP Fund, Credit Solutions II, and Credit Solutions III in the Credit platform, and Net Lease Realty III in the Real Estate platform
- Realized performance allocations, net for FY'25 were $205 million, primarily driven by TPG VII, TPG VIII, Asia VIII, and Asia VII in the Capital platform, Growth IV in the Growth platform, MVP Fund, Credit Solutions II, and MMDL V in the Credit platform, and Net Lease Realty III in the Real Estate platform

4Q'25 Realized Performance Allocations, Net

($M)



Market Solutions $1
Growth $1
Real Estate $6
Total
$48
Credit $40

FY'25 Realized Performance Allocations, Net

($M)



Real Estate $9
Market Solutions $5
Capital $76
Credit $64
Total
$205
Impact $5
Growth $45

Capital | Growth | Impact | Credit | Real Estate | Market Solutions

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

TPG | 10

TPG | 11 $581 $211 $173 $83 $100 $132 Net Accrued Performance Net Accrued Performance by Fund Vintage ($M) 3Q’25 4Q’25 2020 & Prior $821 $809 2021 103 136 2022 229 280 2023 16 23 2024 13 12 2025 11 20 Total $1,193 $1,280 4Q’25 Net Accrued Performance Total $1.3B ($M) $1,193 +$135 ($48) $1,280 3Q’25 Value Creation & Other Realized Gains 4Q’25 4Q’25 Net Accrued Performance Walk ($M) Investment Appreciation / (Depreciation)(1) Platform 4Q’25 FY’25 Capital 2.7% 12.6% Growth 2.2% 5.6% Impact 6.5% 12.8% Credit 2.8% 11.2% Real Estate 2.8% 9.3% Market Solutions 3.3% 11.3% Loan Level Return CLOs 4Q’25 FY’25 U.S. CLOs 1.5% 6.8% European CLOs 1.0% 4.8% 1. Due to the nature of their strategy, Appreciation / (Depreciation) for certain funds in our Impact and Market Solutions platforms is as of September 30, 2025. Accordingly, those funds’ performance information does not reflect any fund activity for the quarter ended December 31, 2025 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended December 31, 2025 will be reflected in the performance information presented in future reporting. Capital Growth Impact Credit Real Estate Market Solutions Tie all 3 Net APF totals to NG BS

TPG | 12 GAAP Balance Sheet (Unaudited) ▪ Cash and cash equivalents totaled $0.8 billion at the end of 4Q’25; debt obligations increased to $1.7 billion primarily due to our Senior Notes offering of $500 million during 3Q’25 ▪ Investments increased $1.7 billion from $7.5 billion at the end of 4Q’24 to $9.2 billion at the end of 4Q’25, primarily resulting from investments in our funds 1. Includes TPG Inc. Class A and Class B common stock as well as additional paid-in-capital and retained earnings. ($ in thousands) 4Q’24 4Q’25 Assets Cash and cash equivalents $ 808,017 $ 826,105 Investments 7,503,281 9,211,816 Other assets 1,254,025 2,296,987 Intangible assets, net and goodwill 969,786 1,158,027 Total assets 10,535,109 13,492,935 Liabilities and equity Liabilities Debt obligations 1,281,984 1,722,547 Accrued performance allocation compensation 4,376,523 5,399,750 Other liabilities 1,284,613 2,234,263 Total liabilities 6,943,120 9,356,560 Equity TPG Inc.(1) 784,101 1,185,217 Non-controlling interests 2,807,888 2,951,158 Total equity 3,591,989 4,136,375 Total liabilities and equity $ 10,535,109 $ 13,492,935 Tie to B/S G- NG in back

TPG | 13 ▪ Cash and cash equivalents totaled $136 million at the end of 4Q’25 ▪ At the end of 4Q’25, our net debt was $1.6 billion(1) and our undrawn Senior Unsecured Revolving Credit Facility capacity was $1.75 billion ▪ Our borrowings include our Senior and Subordinated Notes with a principal amount of $1.5 billion and Secured Notes with a principal amount of $250 million (which are backed by $521 million in pledged assets as of 4Q’25) Senior Notes, Mar-2034 Senior Notes, Jan-2036 Subordinated Notes, Mar-2064 Secured Notes, Jun-2038(3) Non-GAAP Balance Sheet Highlights See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Net debt comprised of $1.75 billion in debt principal less $136 million of cash and cash equivalents. 2. Shown at face value; excludes certain short term lines of credit. 3. If the Secured Notes are not redeemed on or prior to June 20, 2028, we are required to pay additional interest equal to 4.0% per annum. ($ in millions) 3Q’25 4Q’25 Cash and cash equivalents $ 153 $ 136 Net accrued performance 1,193 1,280 Investments in funds 1,321 1,262 Cash and investments, net 2,667 2,678 Debt obligations $ 1,792 $ 1,723 $600 $500 $400 $250 4Q’25 Long Term Debt Obligations(2) Total $1.8B ($M) Credit Ratings Moody’s A3 S&P BBB+ Fitch A- Available Liquidity $1.9 billion Cash, cash equivalents, and available revolver Tie to B/S G- NG in back

Operating Metrics

TPG | 15 $141 $170 $37 $44 $12 $15 $17 $21 $43 $53 $26 $26 $5 $11 4Q’24 4Q’25 $246 $303 $74 $91 $28 $32 $27 $31 $72 $93 $36 $38 $8 $17 4Q’24 4Q’25 Assets Under Management and Fee-Earning AUM ▪ 4Q’25 AUM rose 23% from 4Q’24 to $303.0 billion, primarily driven by capital raised of $51.5 billion, including $10.9 billion in TPG X in the Capital platform and $4.0 billion in Credit Solutions III in the Credit platform, partially offset by realizations of $23.4 billion ▪ 4Q’25 FAUM increased 20% from 4Q’24 to $170.1 billion, primarily driven by fee-earning capital raised of $22.1 billion, including $10.6 billion in TPG X in the Capital platform and $1.9 billion in Rise Climate II in the Impact platform, and deployment of $20.5 billion; realizations were $13.0 billion Assets Under Management Fee-Earning AUM ($B) ($B) +23% +20% Capital Growth Impact Credit Real Estate Market Solutions Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

TPG | 16 Assets Under Management and Fee-Earning AUM Duration For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9. 1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of December 31, 2025. 2. Perpetual capital refers to AUM that has an indefinite term with no predetermined requirement to return invested capital to investors upon the realization of investments. See the Definitions in the Reconciliations and Disclosures Section of this document for more information. ▪ At the end of 4Q’25, long-dated funds with a duration of 10 or more years(1) totaled $204.1 billion, or 67%, of our AUM; $46.4 billion of our AUM, or 15%, was in perpetual funds(2) ▪ At the end of 4Q’25, long dated funds with a duration of 10 or more years(1) totaled $117.4 billion, or 69%, of our FAUM; $21.1 billion of our FAUM, or 12%, was in perpetual funds(2) 0-4 Years 5-9 Years 10+ Years Perpetual 19% 69% 12% 0.22% 17% 67% 15% AUM by Duration at Inception Total $303B FAUM by Duration at Inception Total $170B <1% ~83% ~81%

TPG | 17 Capital $4.1 Growth $0.0 Credit $5.1 Real Estate $1.7 Market Solutions $0.9Capital $5.5 Growth $4.0 Impact $1.0Credit $13.5 Real Estate $3.9 Market Solutions $0.8 ▪ AUM Subject to Fee-Earning Growth totaled $40.5 billion at the end of 4Q’25 and includes AUM Not Yet Earning Fees (capital commitments that generate new management fees once deployed) and FAUM Subject to Step-Up (capital commitments that generate a higher rate of management fees as deployed or over time) ▪ At the end of 4Q’25, our AUM Subject to Fee-Earning Growth represents 24% of FAUM and the potential fee- related revenue opportunity associated with both AUM Not Yet Earning Fees and FAUM Subject to Step-Up is estimated at approximately $250 million annually(1) AUM Not Yet Earning Fees FAUM Subject to Step-Up ($B) ($B) Total $29 Total $12 AUM Subject to Fee-Earning Growth 1. Represents the sum of the gross revenue opportunity for each fund with AUM Subject to Fee-Earning Growth. For AUM Not Yet Earnings Fees, this is calculated as the incremental amount of uncalled capital that would be called to achieve an expected range of total deployment, factoring in leverage where applicable, multiplied by the fee rate that we anticipate would be earned on such capital. For FAUM Subject to Step Up, this is calculated as the increase to management fees from either (i) certain funds whose fee rates increase as capital is deployed or (ii) certain funds where fee rates increase for certain investors over the life of the fund. Capital Growth Impact Credit Real Estate Market Solutions <$0.1

TPG | 18 Capital $67.1 Growth $26.2 Impact $17.2 Credit $65.5 Real Estate $19.2 Market Solutions $13.5 Capital $69.0 Growth $27.5 Impact $26.8 Credit $78.6 Real Estate $37.2 Market Solutions $15.3 ▪ Performance Eligible AUM refers to AUM that is currently producing, or may eventually produce, performance revenues, and totaled $254.3 billion, or 84% of total AUM, at the end of 4Q’25 ▪ Performance Generating AUM refers to AUM that is currently producing performance revenues, and totaled $208.8 billion, or 69% of total AUM, at the end of 4Q’25 Performance Eligible AUM Performance Generating AUM ($B) ($B) Total $254 Total $209 Performance Eligible and Generating AUM Capital Growth Impact Credit Real Estate Market Solutions

AUM Rollforward

Three Months Ended December 31, 2025 ($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
AUM							
Balance as of Beginning of Period	$ 87,460	$ 30,627	$ 29,225	$ 85,640	$ 37,663	$ 15,783	$ 286,398
Capital Raised	3,212	1,169	1,105	8,963	748	972	16,169
Realizations	(558)	(132)	(636)	(1,774)	(1,525)	(200)	(4,825)
Outflows[1]	—	—	—	(158)	—	—	(158)
Changes in Investment Value and Other[2]	743	572	1,565	394	1,281	890	5,446
AUM as of end of period	**$ 90,857**	**$ 32,237**	**$ 31,258**	**$ 93,064**	**$ 38,168**	**$ 17,445**	**$ 303,029**

Twelve Months Ended December 31, 2025 ($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
AUM							
Balance as of Beginning of Period	$ 74,408	$ 28,062	$ 26,569	$ 72,359	$ 36,296	$ 8,179	$ 245,873
Acquisition	—	—	—	—	—	7,927	7,927
Capital Raised	14,987	5,516	4,522	20,773	2,651	3,036	51,485
Realizations	(6,248)	(3,547)	(1,825)	(7,243)	(4,048)	(460)	(23,371)
Outflows[1]	—	—	—	(746)	—	(2,096)	(2,842)
Changes in Investment Value and Other[2]	7,711	2,205	1,993	7,922	3,269	858	23,957
AUM as of end of period	**$ 90,857**	**$ 32,237**	**$ 31,258**	**$ 93,064**	**$ 38,168**	**$ 17,445**	**$ 303,029**

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
1. Outflows represent redemptions and withdrawals.
2. Changes in Investment Value and Other consists of changes in fair value, capital invested, available capital and net fund-level asset related leverage activity plus other investment activities.

TPG | 19

FAUM Rollforward

Three Months Ended December 31, 2025 ($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
FAUM							
Balance as of Beginning of Period	$ 44,468	$ 14,952	$ 19,574	$ 47,591	$ 26,644	$ 9,820	$ 163,049
Fee-Earning Capital Raised[1]	1,730	144	740	1,871	—	819	5,304
Deployment[2]	1,442	361	358	5,162	325	573	8,222
Realizations[3]	—	(163)	(37)	(2,119)	(800)	(24)	(3,144)
Reduction in Fee Base[4]	(3,167)	—	—	—	(97)	(495)	(3,759)
Outflows[5]	—	—	—	(158)	—	—	(158)
Market Activity and Other[6]	—	—	—	425	(4)	166	586
FAUM as of end of period	**$ 44,474**	**$ 15,294**	**$ 20,635**	**$ 52,772**	**$ 26,068**	**$ 10,859**	**$ 170,102**

Twelve Months Ended December 31, 2025 ($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
FAUM							
Balance as of Beginning of Period	$ 37,075	$ 12,334	$ 17,357	$ 43,005	$ 26,138	$ 5,377	$ 141,286
Acquisition	—	—	—	—	—	4,458	4,458
Fee-Earning Capital Raised[1]	10,558	2,513	2,819	2,983	508	2,719	22,099
Deployment[2]	1,481	1,642	890	14,380	1,501	624	20,517
Realizations[3]	(544)	(1,196)	(431)	(8,490)	(2,232)	(113)	(13,008)
Reduction in Fee Base[4]	(4,106)	—	—	(99)	(369)	(495)	(5,070)
Outflows[5]	—	—	—	(743)	—	(1,729)	(2,472)
Market Activity and Other[6]	11	1	—	1,736	523	19	2,292
FAUM as of end of period	**$ 44,474**	**$ 15,294**	**$ 20,635**	**$ 52,772**	**$ 26,068**	**$ 10,859**	**$ 170,102**

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
1. Fee-Earning Capital Raised represents capital raised by our funds for which management fees calculated based on commitments or subscriptions were activated during the period.
2. Deployment represents increases in investment cost and CLO collateral assets, as well as capital called for investments.
3. Realizations represent decreases in investment cost and CLO collateral assets, as well as distributions of investment related proceeds.
4. Reduction in Fee Base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.
5. Outflows represent redemptions and withdrawals.
6. Market Activity and Other represents income activity for our funds for which management fees are calculated based on invested net capital or net asset value, as well as foreign exchange fluctuations.

TPG | 20

TPG | 21 Other Operating Metrics Capital Raised 4Q’24 4Q’25 FY’24 FY’25 Capital $ 2,494 $ 3,212 $ 5,513 $ 14,987 Growth 503 1,169 1,678 5,516 Impact 1,708 1,105 6,891 4,522 Credit 2,891 8,963 12,423 20,773 Real Estate 1,191 748 2,246 2,651 Market Solutions — 972 1,372 3,036 Total $ 8,788 $ 16,169 $ 30,123 $ 51,485 ▪ We have invested approximately $51.9 billion during the last twelve months with $72.4 billion of capital available for deployment at the end of 4Q’25 Available Capital 4Q’24 4Q’25 Capital $ 14,345 $ 21,776 Growth 5,297 7,050 Impact 9,767 9,564 Credit 12,325 18,268 Real Estate 13,376 12,293 Market Solutions 2,492 3,485 Total $ 57,602 $ 72,436 Capital Invested 4Q’24 4Q’25 FY’24 FY’25 Capital $ 1,586 $ 3,323 $ 5,934 $ 8,410 Growth 593 1,315 1,817 4,489 Impact 951 1,997 2,171 4,159 Credit 4,756 8,355 16,234 24,995 Real Estate 2,174 2,065 6,330 6,115 Market Solutions 191 2,212 458 3,740 Total $ 10,251 $ 19,266 $ 32,944 $ 51,908 Realizations 4Q’24 4Q’25 FY’24 FY’25 Capital $ 2,255 $ 558 $ 6,706 $ 6,248 Growth 807 132 2,785 3,547 Impact 105 636 1,408 1,825 Credit 2,368 1,774 7,506 7,243 Real Estate 1,238 1,525 3,841 4,048 Market Solutions 311 200 667 460 Total $ 7,084 $ 4,825 $ 22,913 $ 23,371 (All tables in $M) Tie to AUM roll Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

Supplemental Details

GAAP and Non-GAAP Performance Allocations

($ in thousands)	Three Months Ended December 31, 2025 GAAP Total[1]	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[2]	Non-GAAP Realized
Capital	$ 197,054	$ 196,555	$ 499	$ 499	$ —
Growth	25,955	22,432	3,523	2,782	741
Impact	181,548	181,548	—	—	—
Credit	122,828	(75,374)	198,202	158,562	39,640
Real Estate	59,392	30,310	29,082	23,265	5,817
Market Solutions	45,591	38,861	6,730	5,300	1,430
Total	**$ 632,368**	**$ 394,332**	**$ 238,036**	**$ 190,408**	**$ 47,628**

($ in thousands)	Year Ended December 31, 2025 GAAP Total[1]	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[2]	Non-GAAP Realized
Capital	$ 952,185	$ 463,114	$ 489,071	$ 412,883	$ 76,188
Growth	110,914	(149,993)	260,907	215,439	45,468
Impact	307,266	285,785	21,481	16,947	4,534
Credit	373,724	51,486	322,238	257,790	64,448
Real Estate	136,625	84,791	51,834	42,391	9,443
Market Solutions	130,935	108,211	22,724	18,095	4,629
Total	**$ 2,011,649**	**$ 843,394**	**$ 1,168,255**	**$ 963,545**	**$ 204,710**

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
1. Includes certain TPG Operating Group Excluded entities whose performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 23

GAAP and Non-GAAP Net Accrued Performance

As of September 30, 2025 *($ in millions)*	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
GAAP Total	$ 3,193	$ 1,417	$ 697	$ 491	$ 496	$ 620	$ 6,914
Less: Excluded Assets[1]	48	215	—	—	5	—	268
Less: Non-GAAP Adjustments[2]	2,604	1,003	560	393	397	496	5,453
Non-GAAP Total	**$ 541**	**$ 199**	**$ 137**	**$ 98**	**$ 94**	**$ 124**	**$ 1,193**

As of December 31, 2025 *($ in millions)*	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
GAAP Total	$ 3,390	$ 1,440	$ 879	$ 415	$ 526	$ 659	$ 7,309
Less: Excluded Assets[1]	50	178	—	—	6	—	234
Less: Non-GAAP Adjustments[2]	2,759	1,051	706	332	420	527	5,795
Non-GAAP Total	**$ 581**	**$ 211**	**$ 173**	**$ 83**	**$ 100**	**$ 132**	**$ 1,280**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 24

TPG | 25 Participating Shares Outstanding (shares) 9/30/2025 Net Change 12/31/2025 Net Change Estimated Record Date 2/19/2026(1) TPG Inc. Diluted Shares Outstanding Class A common stock outstanding 152,807,493 306,468 153,113,961 4,928,096 158,042,057 Common Units exchangeable into Class A common stock 224,965,710 (633,898) 224,331,812 (479,485) 223,852,327 Diluted Class A common stock outstanding 377,773,203 (327,430) 377,445,773 4,448,611 381,894,384 Restricted Stock Units Special Purpose Awards(2) 12,559,204 (98,627) 12,460,577 Ordinary Service Awards 9,753,705 (84,843) 9,668,862 Total participating shares outstanding(3) 400,086,112 (510,900) 399,575,212 1. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend. 2. Includes 583,821 CEO Market Condition awards that have vested, but have not yet been settled. 3. Excludes unvested Market and Performance Condition awards, as these awards are not considered participating as they (i) do not participate in dividends or (ii) accrue dividends only to be paid upon vesting. Tie to Dividends page

TPG | 26 FRE, After-Tax DE, and Dividends Per Class A Common Stock ▪ FRE attributable to TPG Inc. of $0.85 per share for 4Q’25, and $2.53 per share for FY’25 ▪ After-tax DE attributable to TPG Inc. of $0.71 per share for 4Q’25, and $2.41 per share for FY’25 ▪ Declared dividend of $0.61 per share for 4Q’25 on February 5, 2026, with a record date of February 19, 2026 and payable date of March 5, 2026; dividends declared total $2.06 per share for FY’25 ($ in thousands, except share and per share amounts) 3Q’25 4Q’25 After-tax Distributable Earnings attributable to TPG Inc. Class A common stockholders Pre-tax Distributable Earnings $ 229,674 $ 336,180 Less: subsidiary-level income taxes(3) (6,632) (9,559) Distributable Earnings before corporate income taxes 223,042 326,621 Percent to TPG Inc.(2) 40% 41% TPG Inc. Distributable Earnings before corporate income taxes 90,325 135,168 Less: corporate income taxes attributable to TPG Inc.(3) (8,680) (22,520) TPG Inc. After-tax Distributable Earnings 81,645 112,648 Estimated Class A common stock outstanding at Record Date(2) 153,104,618 158,042,057 TPG Inc. After-tax Distributable Earnings per Class A common stock 0.53 0.71 Target dividend policy 85% 85% Dividend per Class A common stock $ 0.45 $ 0.61 Note: TPG Inc. effective DE corporate income tax rate 9.6% 16.7% 1. Fee-Related Earnings does not include income tax expense. 2. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend. 3. Total income taxes consist of subsidiary-level income taxes at the TPG Operating Group level and corporate income taxes borne by TPG Inc. ($ in thousands) 3Q’25 4Q’25 Subsidiary-level income taxes $ 6,632 $ 9,559 Corporate income taxes 8,680 22,520 Total income taxes $ 15,312 $ 32,079 ($ in thousands, except share and per share amounts) 3Q’25 4Q’25 Fee-Related Earnings attributable to TPG Inc. Class A common stockholders Total Fee-Related Earnings(1) $ 225,001 $ 326,492 Percent to TPG Inc.(2) 40% 41% TPG Inc. Fee-Related Earnings 91,118 135,114 Estimated Class A common stock outstanding at Record Date(2) 153,104,618 158,042,057 TPG Inc. Fee-Related Earnings per Class A common stock $ 0.60 $ 0.85 Tie to: -Share Roll page for Shares -NG P&L for FRE, taxes, and Pretax DE

TPG | 27 Equity-Based Compensation Summary ($ in millions, except for share and per share amounts, as of December 31, 2025) Category Units Outstanding Compensation Expense QTD Compensation Expense YTD Unrecognized Compensation Expense Remaining Recognition Period(1) Other Awards: Legacy Equity, IPO-Related and Acquisition Awards(2) N/A $ 151.3 $ 472.8 $ 1,350.8 3.0 - 4.5 years Restricted Stock Units: Special Purpose Awards 12,460,577 31.4 130.9 227.6 2.8 years Ordinary Service Awards 9,668,862 44.2 174.6 326.1 2.7 years Total 22,129,439 226.9 778.3 1,904.5 Less: Non-employee portion of Awards(3) (423,496) (1.3) (14.0) Add: Market / Performance Condition Awards(4)(5) 5,255,418 10.9 40.4 Add: Other(6) N/A 3.4 9.0 Total Statement of Operations Equity-based compensation $ 239.9 $ 813.7 1. Represents the weighted average remaining recognition period for outstanding Restricted Stock Unit grants. 2. Represents units granted in TPG Partner Holdings and RemainCo Partner Holdings, plus other awards granted in conjunction with the firm’s IPO and successive acquisitions, including unvested common units in TPG Operating Group. 3. Considered a General, Administrative and Other expense for GAAP purposes. 4. Market and Performance Condition awards are not considered participating; these awards either (i) do not participate in dividends or (ii) accrue dividends only to be paid upon vesting. 5. Excludes 583,821 CEO Market Condition awards that have vested, but have not yet been settled. 6. Represents certain funds that grant units outside the TPG Operating Group structure. ▪ Equity-based compensation related to TPG Inc. Ordinary Service Awards totaled $44 million in 4Q’25; the total unrecognized compensation expense related to these Ordinary Service Awards amounted to $326 million at the end of 4Q’25, and is expected to be recognized over the next 2.7 years(1) Tie to: -Share roll for RSU awards -G P&L for total EBC

Fund Performance Metrics

($ in millions, as of 12/31/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Capital										
Capital Funds										
Air Partners	1993	$ 64	$ 64	$ 697	$ —	$ 697	81%	10.9x	73%	8.9x
TPG I	1994	721	696	3,095	—	3,095	47%	4.4x	36%	3.5x
TPG II	1997	2,500	2,554	5,010	—	5,010	13%	2.0x	10%	1.7x
TPG III	1999	4,497	3,718	12,360	—	12,360	34%	3.3x	26%	2.6x
TPG IV	2003	5,800	6,157	13,734	—	13,734	20%	2.2x	15%	1.9x
TPG V	2006	15,372	15,564	22,074	—	22,074	6%	1.4x	5%	1.4x
TPG VI	2008	18,873	19,220	33,481	58	33,539	14%	1.7x	10%	1.5x
TPG VII	2015	10,495	10,275	22,999	1,826	24,825	26%	2.4x	19%	2.0x
TPG VIII	2019	11,505	10,738	5,663	14,589	20,252	22%	1.9x	15%	1.5x
TPG IX	2022	12,014	10,511	1,205	14,178	15,383	37%	1.5x	24%	1.3x
TPG X	2025	10,858	598	—	1,037	1,037	NM	NM	NM	NM
Capital Funds		*92,699*	*80,095*	*120,318*	*31,688*	*152,006*	*23%*	*1.9x*	*15%*	*1.6x*
Asia Funds										
Asia I	1994	96	78	71	—	71	(3%)	0.9x	(10%)	0.7x
Asia II	1998	392	764	1,669	—	1,669	17%	2.2x	14%	1.9x
Asia III	2000	724	623	3,316	—	3,316	46%	5.3x	31%	3.8x
Asia IV	2005	1,561	1,603	4,089	—	4,089	23%	2.6x	17%	2.1x
Asia V	2007	3,841	3,257	5,440	114	5,554	10%	1.7x	6%	1.4x
Asia VI	2012	3,270	3,285	4,810	1,706	6,516	13%	2.0x	9%	1.6x
Asia VII	2017	4,630	4,636	4,094	4,750	8,844	18%	1.9x	11%	1.5x
Asia VIII	2022	5,259	3,095	473	4,105	4,578	33%	1.6x	16%	1.3x
Asia Funds		*19,773*	*17,341*	*23,962*	*10,675*	*34,637*	*20%*	*2.0x*	*14%*	*1.6x*
Healthcare Funds										
THP I	2019	2,704	2,457	891	3,195	4,086	18%	1.6x	11%	1.4x
THP II	2022	3,576	2,013	141	3,217	3,358	45%	1.6x	29%	1.4x
THP III		1,125	—	—	—	—	NM	NM	NM	NM
Healthcare Funds		*7,405*	*4,470*	*1,032*	*6,412*	*7,444*	*24%*	*1.6x*	*14%*	*1.4x*
Continuation Vehicles										
TPG AAF	2021	1,317	1,314	2,720	—	2,720	43%	2.1x	37%	1.9x
TPG AION	2021	207	207	—	129	129	(10%)	0.6x	(11%)	0.6x
Continuation Vehicles		*$ 1,524*	*$ 1,521*	*$ 2,720*	*$ 129*	*$ 2,849*	*35%*	*1.9x*	*29%*	*1.7x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 28

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Growth										
Growth Funds										
STAR	2007	$ 1,264	$ 1,259	$ 1,895	$ —	$ 1,895	12%	1.5x	6%	1.3x
Growth II	2011	2,041	2,185	4,847	495	5,342	21%	2.5x	15%	2.0x
Growth III	2015	3,128	3,382	5,117	1,787	6,904	23%	2.0x	15%	1.6x
Growth IV	2017	3,739	3,624	4,649	3,208	7,857	20%	2.1x	14%	1.7x
Gator	2019	726	686	771	508	1,279	24%	1.9x	20%	1.7x
Growth V	2020	3,558	3,307	1,469	4,158	5,627	18%	1.7x	12%	1.4x
Growth VI	2023	4,285	2,118	8	2,645	2,653	49%	1.3x	18%	1.1x
Growth Funds		*18,741*	*16,561*	*18,756*	*12,801*	*31,557*	*19%*	*1.9x*	*13%*	*1.6x*
Tech Adjacencies Funds										
TTAD I	2018	1,574	1,497	1,179	1,333	2,512	16%	1.6x	12%	1.4x
TTAD II	2021	3,198	3,072	656	3,827	4,483	22%	1.5x	17%	1.4x
TTAD III	2025	566	153	—	244	244	NM	NM	NM	NM
Tech Adjacencies Funds		*5,338*	*4,722*	*1,835*	*5,404*	*7,239*	*19%*	*1.6x*	*14%*	*1.4x*
TDM	2017	1,326	601	—	1,063	1,063	11%	1.8x	8%	1.5x
LSI	2023	410	217	21	201	222	(5%)	1.0x	(25%)	0.8x
TECA	2025	742	265	—	310	310	NM	NM	NM	NM
TPG Atlas	2025	752	427	—	481	481	NM	NM	NM	NM
TPG Sports		751	—	—	—	—	NM	NM	NM	NM
Platform: Impact										
The Rise Funds										
Rise I	2017	2,106	2,045	1,658	2,188	3,846	15%	1.8x	10%	1.5x
Rise II	2020	2,176	2,077	847	2,538	3,385	15%	1.6x	10%	1.4x
Rise III	2022	2,700	2,268	285	3,262	3,547	39%	1.6x	23%	1.3x
The Rise Funds		*6,982*	*6,390*	*2,790*	*7,988*	*10,778*	*18%*	*1.7x*	*11%*	*1.4x*
Rise Climate Funds										
Rise Climate I	2021	7,268	6,340	1,498	7,918	9,416	25%	1.5x	15%	1.3x
Rise Climate II[11]	2025	6,625	1,444	—	1,482	1,482	NM	NM	NM	NM
Rise Climate Global South[11]	2025	808	31	—	31	31	NM	NM	NM	NM
Rise Climate TI	2025	1,313	410	—	410	410	NM	NM	NM	NM
Rise Climate Funds		*16,014*	*8,225*	*1,498*	*9,841*	*11,339*	*25%*	*1.5x*	*15%*	*1.3x*
TSI	2018	333	133	368	—	368	35%	2.8x	25%	2.1x
Evercare	2019	621	454	116	429	545	3%	1.2x	0%	1.0x
TPG NEXT[12]	2023	$ 565	$ 49	$ 3	$ 49	$ 52	NM	NM	NM	NM

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 29

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Credit										
TPG Credit Solutions										
Credit Solutions I	2019	$ 1,805	$ 1,801	$ 2,125	$ 636	$ 2,761	16%	1.6x	12%	1.4x
Credit Solutions I Dislocation A	2020	909	602	795	—	795	34%	1.3x	27%	1.3x
Credit Solutions I Dislocation B	2020	308	176	211	—	211	28%	1.2x	21%	1.2x
Credit Solutions II	2021	3,134	3,040	1,142	3,020	4,162	16%	1.4x	12%	1.3x
Credit Solutions II Dislocation A	2022	1,310	868	916	120	1,036	19%	1.2x	14%	1.2x
Credit Solutions III	2024	6,214	1,237	14	1,474	1,488	NM	NM	NM	NM
TPG Credit Solutions		*13,680*	*7,724*	*5,203*	*5,250*	*10,453*	*17%*	*1.4x*	*13%*	*1.3x*
Essential Housing										
Essential Housing I	2020	642	456	577	—	577	15%	1.3x	12%	1.2x
Essential Housing II	2021	2,534	1,071	1,108	305	1,413	16%	1.4x	12%	1.3x
Essential Housing III	2024	1,619	746	4	830	834	14%	1.1x	11%	1.1x
Essential Housing		*4,795*	*2,273*	*1,689*	*1,135*	*2,824*	*16%*	*1.3x*	*12%*	*1.2x*
Hybrid Solutions	2025	389	62	—	95	95	NM	NM	NM	NM
TPG Asset Based Finance										
ABC Fund I	2021	1,005	904	178	1,105	1,283	17%	1.4x	13%	1.3x
ABC Fund II	2024	1,258	932	3	985	988	NM	NM	NM	NM
TPG Asset Based Finance		*2,263*	*1,836*	*181*	*2,090*	*2,271*	*17%*	*1.4x*	*13%*	*1.3x*
TPG Direct Lending[13]										
MMDL I	2015	594	572	846	—	846	14%	1.6x	10%	1.4x
MMDL II	2016	1,580	1,563	2,326	—	2,326	14%	1.7x	10%	1.5x
MMDL III	2018	2,751	2,547	3,669	—	3,669	13%	1.6x	10%	1.5x
MMDL IV	2020	2,671	2,586	1,726	1,846	3,572	14%	1.5x	10%	1.4x
MMDL IV Annex	2021	797	767	437	566	1,003	14%	1.4x	11%	1.3x
MMDL V	2022	3,924	2,853	401	2,892	3,293	17%	1.2x	13%	1.2x
MMDL VI	2025	2,214	87	—	83	83	NM	NM	NM	NM
TPG Direct Lending		*14,531*	*10,975*	*9,405*	*5,387*	*14,792*	*14%*	*1.5x*	*10%*	*1.4x*
Continuation Vehicles										
MMDL Continuation I	2025	1,207	1,123	9	1,070	1,079	NM	NM	NM	NM
Continuation Vehicles		*$ 1,207*	*$ 1,123*	*$ 9*	*$ 1,070*	*$ 1,079*	*NM*	*NM*	*NM*	*NM*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 30

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Real Estate										
TPG Real Estate Partners										
TREP II	2014	$ 2,065	$ 2,213	$ 3,574	$ 2	$ 3,576	28%	1.7x	18%	1.5x
TREP III	2018	3,722	4,324	4,032	2,357	6,389	16%	1.6x	11%	1.4x
TREP IV	2022	6,820	4,581	806	4,803	5,609	18%	1.2x	8%	1.1x
TPG Real Estate Partners		*12,607*	*11,118*	*8,412*	*7,162*	*15,574*	*21%*	*1.5x*	*13%*	*1.3x*
TPG AG U.S. Real Estate										
TPG AG Realty										
Realty I	1994	30	30	65	—	65	27%	2.2x	20%	1.9x
Realty II	1995	33	33	81	—	81	31%	2.4x	22%	2.2x
Realty III	1997	61	94	120	—	120	5%	1.3x	3%	1.3x
Realty IV	1999	255	332	492	—	492	11%	1.5x	8%	1.5x
Realty V	2001	333	344	582	—	582	32%	1.7x	26%	1.6x
Realty VI	2005	514	558	657	—	657	5%	1.2x	3%	1.1x
Realty VII	2007	1,257	1,675	2,544	—	2,544	17%	1.7x	12%	1.5x
Realty VIII	2011	1,265	2,142	2,785	105	2,890	15%	1.6x	11%	1.4x
Realty IX	2015	1,329	1,986	2,283	226	2,509	8%	1.4x	5%	1.3x
Realty Value X	2018	2,775	4,588	4,208	1,497	5,705	12%	1.4x	8%	1.2x
Realty Value XI	2022	2,589	2,865	1,121	2,178	3,299	15%	1.2x	7%	1.1x
TPG AG Realty		*10,441*	*14,647*	*14,938*	*4,006*	*18,944*	*14%*	*1.4x*	*9%*	*1.3x*
TPG AG Core Plus Realty										
Core Plus Realty I	2003	534	532	876	—	876	20%	1.6x	18%	1.5x
Core Plus Realty II	2006	794	1,112	1,456	—	1,456	11%	1.4x	8%	1.3x
Core Plus Realty III	2011	1,014	1,420	2,231	—	2,231	23%	1.8x	19%	1.6x
Core Plus Realty IV	2015	1,308	2,020	2,086	221	2,307	5%	1.2x	2%	1.1x
TPG AG Core Plus Realty		*3,650*	*5,084*	*6,649*	*221*	*6,870*	*15%*	*1.5x*	*11%*	*1.4x*
TPG Asia Real Estate										
Asia Realty										
Asia Realty I	2006	526	506	645	—	645	6%	1.3x	3%	1.2x
Asia Realty II	2010	616	602	1,071	—	1,071	24%	1.8x	16%	1.6x
Asia Realty III	2015	847	869	1,024	126	1,150	11%	1.3x	6%	1.2x
Asia Realty IV	2018	1,315	1,313	1,356	493	1,849	14%	1.4x	9%	1.3x
Asia Realty V	2022	2,007	1,106	145	1,281	1,426	26%	1.3x	12%	1.2x
Asia Realty		*$ 5,311*	*$ 4,396*	*$ 4,241*	*$ 1,900*	*$ 6,141*	*13%*	*1.4x*	*8%*	*1.3x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 31

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Japan Value										
Japan Value[14]	2023	$ 417	$ 253	$ 23	$ 270	$ 293	75%	1.4x	39%	1.2x
Japan Value		*417*	*253*	*23*	*270*	*293*	*75%*	*1.4x*	*39%*	*1.2x*
TPG AG Europe Real Estate										
Europe Realty I	2014	570	1,187	1,719	8	1,727	24%	2.0x	17%	1.7x
Europe Realty II	2017	843	1,763	1,831	453	2,284	7%	1.4x	5%	1.3x
Europe Realty III[15]	2019	1,515	2,204	930	1,361	2,291	7%	1.3x	3%	1.1x
Europe Realty IV[15]	2023	2,270	796	171	782	953	141%	1.3x	7%	1.0x
TPG AG Europe Real Estate		*5,198*	*5,950*	*4,651*	*2,604*	*7,255*	*13%*	*1.5x*	*8%*	*1.3x*
TPG Net Lease										
Net Lease Realty I	2006	159	209	457	—	457	18%	2.4x	14%	2.2x
Net Lease Realty II	2010	559	1,060	1,854	—	1,854	16%	2.4x	11%	2.0x
Net Lease Realty III	2013	1,026	2,426	3,038	409	3,447	12%	2.0x	8%	1.6x
Net Lease Realty IV	2019	997	1,974	1,458	905	2,363	11%	1.4x	7%	1.3x
Net Lease Realty V	2024	259	317	184	149	333	NM	NM	NM	NM
TPG Net Lease		*3,000*	*5,986*	*6,991*	*1,463*	*8,454*	*14%*	*1.9x*	*10%*	*1.6x*
TAC+	2021	1,797	1,275	156	1,136	1,292	0%	1.0x	(1%)	1.0x
TRECO	2024	1,786	717	454	326	780	31%	1.3x	8%	1.1x
Platform: Market Solutions										
TPG Peppertree Funds										
Peppertree I	2004	63	44	95	—	95	16%	2.1x	11%	1.7x
Peppertree II	2008	24	21	57	—	57	30%	2.8x	20%	2.1x
Peppertree III	2011	55	49	105	4	109	16%	2.2x	11%	1.8x
Peppertree IV	2014	132	119	215	40	255	16%	2.1x	11%	1.7x
Peppertree V	2014	79	63	12	90	102	5%	1.6x	3%	1.3x
Peppertree VI	2016	230	204	146	453	599	18%	2.9x	13%	2.2x
Peppertree VII	2018	505	460	31	1,236	1,267	17%	2.8x	13%	2.2x
Peppertree VIII	2020	1,000	890	31	1,774	1,805	16%	2.0x	11%	1.7x
Peppertree IX	2022	1,500	1,299	81	1,813	1,894	14%	1.5x	10%	1.3x
Peppertree X	2023	2,040	1,007	—	1,307	1,307	30%	1.3x	18%	1.2x
TPG Peppertree Funds		*$ 5,628*	*$ 4,156*	*$ 773*	*$ 6,717*	*$ 7,490*	*16%*	*1.8x*	*12%*	*1.5x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 32

TPG | 33 Fund Performance Metrics (Cont’d) ($ in millions, as of 12/31/25) Vintage Capital Capital Realized Unrealized Total Gross Gross Net Net Fund Year(1) Committed(2) Invested(3) Value(4) Value(5) Value(6) IRR(7) MoM(7) IRR(8) MoM(9) TPG GP Solutions TGS I(12) 2022 $ 1,864 $ 988 $ 15 $ 1,266 $ 1,281 56% 1.3x 33% 1.2x TGS II(12) 1,484 — — — — NM NM NM NM TPG GP Solutions 3,348 988 15 1,266 1,281 56% 1.3x 33% 1.2x NewQuest Funds NewQuest I(12) 2011 390 291 767 — 767 48% 3.2x 37% 2.3x NewQuest II(12) 2013 310 342 686 78 764 24% 2.3x 19% 1.8x NewQuest III(12) 2016 541 543 562 215 777 8% 1.4x 4% 1.2x NewQuest IV(12) 2020 1,000 964 273 1,371 1,644 18% 1.7x 10% 1.4x NewQuest V(12) 2022 689 467 143 541 684 40% 1.6x 27% 1.3x NewQuest Funds $ 2,930 $ 2,607 $ 2,431 $ 2,205 $ 4,636 33% 1.9x 19% 1.5x These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm’s CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 34 Select Perpetual Funds ($ in millions, as of 12/31/25) Vintage AUM Total Fund Year(1) Return(10) Platform: Credit TPG Credit Solutions Corporate Credit Opportunities(16) 1988 $ 371 10% Essential Housing Evergreen 400 NM TPG Asset Based Finance MVP Fund(17) 2009 6,766 11% ABC Evergreen(17) 2024 3,309 25% TPG Direct Lending TCAP(18) 2022 4,513 10% MMDL Evergreen 2022 2,693 11% MMDL Offshore Evergreen 2024 1,268 9% TPG Advantage Direct Lending 2025 933 NM TPG Multi-Asset Credit Dynamic Credit Income Fund(17) 1993 1,109 9% Platform: Market Solutions T-POP(19) 2025 $ 1,365 23% These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm’s CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 35 Fund Performance Metrics Notes “NM” signifies that the relevant data would not be meaningful. Performance metrics are generally deemed “NM” when, among other reasons, there has been limited time since initial investment. Performance metrics generally exclude amounts attributable to the fund’s general partner, its affiliated entities and “friends-of-the-firm” entities that generally pay no or reduced management fees and performance allocations. These metrics also represent an average of returns for all included investors and do not necessarily reflect the actual return of any particular investor. Amounts shown are in U.S. dollars. Unless otherwise noted, when an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the period end and (iii) Realized Value reflects actual U.S. dollar proceeds to the fund. 1) Vintage Year represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). For platforms other than Credit, for consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 represents the year of such fund’s initial closing. 2) Capital Committed represents the amount of inception-to-date commitments a particular fund has received. Certain of our newer vintage funds are actively fundraising and capital committed is subject to change. 3) Capital Invested represents cash outlays by the fund for its investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility. For Credit funds, Capital Invested represents inception-to-date investor contributed capital net of returned contributions, excluding borrowings under the fund’s credit facility. 4) Realized Value represents total cash received or earned by the fund in respect of such investment or investments through the period end, including all interest, dividends and other proceeds. For Credit funds, Realized Value represents inception-to-date capital distributed by the fund, including any performance distributions net of recalled distributions, if any. 5) Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the period end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment. Unrealized Value, with respect to Credit funds, represents the ending NAV for such fund, which is the period end ending capital balances of the investors and general partner. Valuations entail a degree of subjectivity, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the period end. 6) Total Value is the sum of Realized Value and Unrealized Value of investments. 7) Gross internal rate of return (“Gross IRR”) and Gross multiple of money (“Gross MoM”) represent investment level performance by the fund and incorporates the impact of fund level credit facilities, to the extent utilized by the fund. Gross IRR and Gross MoM exclude management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. 8) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the period end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. 9) Net MoM represents the multiple-of-money on contributions to the fund by investors. Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the period end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). 10) Total Return represents net performance data for investors (excluding certain classes/series with special fee arrangements), net of all expenses including actual quarterly management fees payable by the fund and the accrual of carried interest to the general partner. 11) The Rise Climate Global South Fund excludes a $500 million commitment ($444 million of which was closed as of December 31, 2025) from ALTÉRRA Transformation LP made to a separate vehicle for purposes of deploying catalytic capital in connection with investments located in the Global South made by the Rise Climate II Fund and the Rise Climate Global South Fund. 12) Unless otherwise specified, the fund performance information presented above for certain funds is, due to the nature of their strategy, as of September 30, 2025. Remember to check with PFT/FF on ALTERRA amount

TPG | 36 Fund Performance Metrics Notes (Cont’d) 13) Each TPG Direct Lending fund is comprised of four vehicles: onshore levered, onshore unlevered, offshore levered and offshore unlevered. Capital Committed, Capital Invested, Realized Value, Unrealized Value and Total Value for each fund are presented on a consolidated basis across the four vehicles. Performance metrics are presented only for the onshore levered vehicle of each fund. The Net IRRs and Net MoMs for TPG Direct Lending funds on a consolidated basis were: (i) for the onshore unlevered vehicles, 7% and 1.3x, (ii) for the offshore levered vehicles, 9% and 1.3x and (iii) for the offshore unlevered vehicles, 7% and 1.2x. 14) Japanese-Yen denominated fund. Commitments, Capital Invested and Realized Value are calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. 15) Includes Euro denominated fund entity with Commitments, Capital Invested and Realized Value calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. Performance metrics only reflects capital committed in U.S. dollars, which represents the majority of capital committed to each fund. Net IRR and Net MoM were: (i) for the euro-denominated vehicle of Europe Realty III, 1% and 1.0x and (ii) for the euro-denominated vehicle of Europe Realty IV, 9% and 1.0x . 16) Total Return includes onshore investors participating directly through the master fund and investors through the offshore vehicle. Total Return for the offshore vehicle was 5%. 17) Total Returns for onshore funds only. Total Returns for the offshore vehicles were: (i) for the MVP Fund, 11%, (ii) for ABC Evergreen, 24% and (iii) for Dynamic Credit Income Fund (formerly Super Fund), 8%. 18) Total Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Inception-to-date figures for Class I, Class D and Class S shares use the initial offering price per share as the beginning NAV. Total Return presented is for Class I and is prior to the impact of any potential upfront placement fees. An investment in TCAP is subject to a maximum upfront placement fee of 1.5% for Class D and 3.5% for Class S, which would reduce the amount of capital available for investment, if applicable. There are no upfront placement fees for Class I shares. Total Return has been annualized for periods less than or greater than one year. 19) T-POP Total Return reflects a per unit return based on Class R-I, including reinvestment of any dividends received during the period (if applicable), and no upfront selling commission, net of all fees and expenses incurred by T-POP. Total Return for Class R-S is 23%.

TPG | 37 GAAP Statements of Operations Expanded (Unaudited) ($ in thousands) 4Q’24 1Q’25 2Q’25 3Q’25 4Q’25 FY’25 Revenues Fees and other $ 527,248 $ 543,455 $ 569,074 $ 596,499 $ 715,110 $ 2,424,138 Capital allocation-based income 549,166 491,421 351,463 627,018 776,171 2,246,074 Total revenues 1,076,414 1,034,876 920,537 1,223,517 1,491,281 4,670,212 Expenses Compensation and benefits: Cash-based compensation and benefits 231,865 223,570 208,621 213,966 248,226 894,382 Equity-based compensation 308,457 205,832 209,622 158,382 239,906 813,741 Performance allocation compensation 376,229 298,705 233,437 419,420 475,896 1,427,458 Total compensation and benefits 916,551 728,107 651,680 791,768 964,028 3,135,581 General, administrative and other 120,655 164,311 182,335 166,198 189,328 702,173 Depreciation and amortization 37,942 31,382 30,808 41,035 41,317 144,542 Interest expense 23,098 24,060 25,308 32,322 30,421 112,111 Total expenses 1,098,246 947,860 890,131 1,031,323 1,225,094 4,094,407 Investment income (loss) Net gains (losses) from investment activities 1,007 (2,087) (791) 212 (181) (2,847) Interest, dividends and other 43,353 9,248 9,722 35,730 38,922 93,620 Total investment income (loss) 44,360 7,161 8,931 35,942 38,741 90,773 Income (loss) before income taxes 22,528 94,177 39,337 228,136 304,928 666,578 Income tax expense 11,434 6,349 9,226 28,906 22,512 66,993 Net income (loss) 11,094 87,828 30,111 199,230 282,416 599,585 Net income (loss) attributable to non-controlling interests in TPG Operating Group (30,095) (12,099) (30,865) 34,375 59,360 50,771 Net income (loss) attributable to other non-controlling interests 28,209 74,534 46,035 97,715 145,942 364,226 Net income (loss) attributable to TPG Inc. $ 12,980 $ 25,393 $ 14,941 $ 67,140 $ 77,114 $ 184,588 Tie to: -G P&L at front of deck -G-NG recon Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

TPG | 38 Non-GAAP Financial Measures Expanded Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. ($ in thousands) 4Q’24 1Q’25 2Q’25 3Q’25 4Q’25 FY’25 Fee-Related Revenues Management fees $ 402,588 $ 413,160 $ 450,463 $ 461,338 $ 475,100 $ 1,800,061 Fee-related performance revenues 19,116 6,201 6,768 7,340 28,978 49,287 Transaction, monitoring and other fees, net 36,189 53,973 34,835 38,097 122,443 249,348 Other income 3,518 2,930 3,053 2,621 1,955 10,559 Fee-Related Revenues 461,410 476,264 495,119 509,396 628,476 2,109,255 Fee-Related Expenses Cash-based compensation and benefits, net 168,058 193,549 174,345 185,504 190,167 743,565 Fee-related performance compensation 9,558 3,100 3,384 3,671 14,489 24,644 Operating expenses, net 93,969 98,053 97,873 95,220 97,328 388,474 Fee-Related Expenses 271,585 294,702 275,602 284,395 301,984 1,156,683 Fee-Related Earnings 189,825 181,562 219,517 225,001 326,492 952,572 Realized performance allocations, net 104,939 39,621 87,037 30,424 47,628 204,710 Realized investment income and other, net (1,769) (3,962) (5,716) 2,688 (13,670) (20,660) Depreciation expense (5,005) (4,950) (5,157) (5,213) (5,035) (20,355) Interest expense, net (9,332) (14,492) (17,205) (23,226) (19,235) (74,158) Distributable Earnings 278,659 197,779 278,476 229,674 336,180 1,042,109 Income taxes (18,093) (11,043) (10,186) (15,312) (32,079) (68,620) After-Tax Distributable Earnings $ 260,566 $ 186,736 $ 268,290 $ 214,362 $ 304,101 $ 973,489 Tie to: -NG P&L at front -G-NG qtrly in recon section

Reconciliations and Disclosures

TPG | 40 GAAP to Non-GAAP Financial Measures Reconciliation ($ in thousands) 4Q’24 1Q’25 2Q’25 3Q’25 4Q’25 FY’25 GAAP Revenue $ 1,076,414 $ 1,034,876 $ 920,537 $ 1,223,517 $ 1,491,281 $ 4,670,212 Capital-allocation based income (549,166) (491,421) (351,463) (627,018) (776,171) (2,246,074) Expense reimbursements (58,503) (59,409) (66,646) (76,087) (73,161) (275,303) Investment income and other (7,335) (7,782) (7,309) (11,016) (13,473) (39,580) Fee-Related Revenues $ 461,410 $ 476,264 $ 495,119 $ 509,396 $ 628,476 $ 2,109,255 GAAP Expenses $ 1,098,246 $ 947,860 $ 890,131 $ 1,031,323 $ 1,225,094 $ 4,094,407 Depreciation and amortization expense (37,942) (31,382) (30,808) (41,035) (41,317) (144,542) Interest expense (23,098) (24,060) (25,308) (32,322) (30,421) (112,111) Expense reimbursements (58,503) (59,409) (66,646) (76,087) (73,161) (275,303) Performance allocation compensation (376,229) (298,705) (233,437) (419,420) (475,896) (1,427,458) Equity-based compensation (308,457) (205,832) (209,622) (158,382) (239,905) (813,741) Acquisition success fee — — — (4,000) — (4,000) Non-core expenses and other (22,432) (33,770) (48,708) (15,682) (62,410) (160,569) Fee-Related Expenses $ 271,585 $ 294,702 $ 275,602 $ 284,395 $ 301,984 $ 1,156,683 ($ in thousands) 4Q’24 1Q’25 2Q’25 3Q’25 4Q’25 FY’25 Net income (loss) $ 11,094 $ 87,828 $ 30,111 $ 199,230 $ 282,416 $ 599,585 Net income attributable to other non-controlling interests (28,209) (74,534) (46,035) (97,715) (145,942) (364,226) Amortization expense 25,580 23,737 22,959 33,111 33,389 113,196 Equity-based compensation 310,297 211,380 213,662 160,133 238,435 823,610 Unrealized performance allocations, net 4,358 (45,825) 13,341 (84,419) (86,684) (203,587) Unrealized investment income (40,186) (17,668) 19,288 28,439 (24,041) 6,018 Income taxes (6,932) (4,652) (957) 13,594 (9,564) (1,579) Acquisition success fee — — — 4,000 — 4,000 Non-recurring and other (15,436) 6,470 15,921 (42,011) 16,092 (3,528) After-tax Distributable Earnings 260,566 186,736 268,290 214,362 304,101 973,489 Income taxes 18,093 11,043 10,186 15,312 32,079 68,620 Distributable Earnings 278,659 197,779 278,476 229,674 336,180 1,042,109 Realized performance allocations, net (104,939) (39,621) (87,037) (30,424) (47,628) (204,710) Realized investment income and other, net 1,769 3,962 5,716 (2,688) 13,670 20,660 Depreciation expense 5,005 4,950 5,157 5,213 5,035 20,355 Interest expense, net 9,332 14,492 17,205 23,226 19,235 74,158 Fee-Related Earnings $ 189,825 $ 181,562 $ 219,517 $ 225,001 $ 326,492 $ 952,572 Tie to: -NG P&L at front -NG qtrly P&L -G P&L at front -G qtrly P&L

TPG | 41 GAAP to Non-GAAP Balance Sheet Highlights Reconciliation ($ in thousands) 3Q’25 4Q’25 Cash and cash equivalents - GAAP $ 1,080,304 $ 826,105 Impact of other consolidated entities (927,021) (689,673) Cash and cash equivalents - Non-GAAP 153,283 136,432 GAAP Investments 8,686,758 9,211,816 Equity method and other investments (1,772,762) (1,902,577) Accrued performance allocation compensation (5,042,995) (5,399,750) Impact of other consolidated entities (678,389) (629,734) Net accrued performance 1,192,612 1,279,755 GAAP Investments 8,686,758 9,211,816 Accrued performance allocations (6,913,996) (7,309,239) Impact of other consolidated entities (452,156) (640,515) Investments in funds $ 1,320,606 $ 1,262,062 Tie to: -G B/S page -NG B/S page

TPG | 42 Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by our board of directors and, until the Sunset, our Executive Committee to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of our board of directors and, until the Sunset, our Executive Committee and the board of directors and Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and, until the Sunset, our Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this presentation, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Earnings margin (“FRE Margin”), fee-related revenues (“FRR”), and fee-related expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | 43 Definitions Acquisition refers to the Company’s acquisition of the business of Peppertree Capital Management, Inc. (“Peppertree” and, after the Acquisition, “TPG Peppertree”) on July 1, 2025. After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stockholders and Common Unit holders. After-tax DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE, it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total U.S. GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on U.S. GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of: i) fair value of the investments and financial instruments held by our private equity, credit and real estate funds (including fund-level asset-related leverage), other than as described below, as well as related co-investment vehicles managed or advised by us, plus the capital that we are entitled to call from investors in those funds and vehicles, pursuant to the terms of their respective capital commitments, net of outstanding leverage associated with subscription-related credit facilities, and including capital commitments to funds that have yet to commence their investment periods; ii) the gross amount of assets (including leverage where applicable) for our real estate investment trusts and BDCs; iii) the net asset value of certain of our hedge funds; and iv) the aggregate par amount of collateral assets, including principal cash, for our collateralized loan obligation vehicles. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds that we manage, or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG’s funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. AUM Subject to Fee-Earning Growth represents capital commitments that when deployed have the ability to grow our fees through earning new management fees (AUM Not Yet Earning Fees) or when management fees can be charged at a higher rate as capital is invested or for certain funds as management fee rates increase during the life of a fund (FAUM Subject to Step- Up). Available capital is the aggregate amount of unfunded capital commitments and recallable distributions that partners have committed to our funds and co-investment vehicles to fund future investments. Available capital is reduced for investments completed using fund-level subscription-related credit facilities. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by our investment funds, co-investment vehicles and CLOs, as well as increases in gross assets of certain perpetual funds. It excludes certain hedge fund activity, but includes investments made using investment financing arrangements like credit facilities, as applicable. We believe this measure is useful to investors as it measures capital deployment across the firm. Capital raised is the aggregate amount of subscriptions and capital raised by our investment funds and co-investment vehicles during a given period, as well as the senior and subordinated notes issued through our CLOs and equity raised through our perpetual vehicles. We believe this measure is useful to investors as it measures access to capital across TPG and our ability to grow our management fee base. Catch-up fees, also known as out of period management fees, represent fees paid in any given period that are related to a prior period, usually due to a new limited partner coming into a fund in a subsequent close.

TPG | 44 Definitions (Cont’d) Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable U.S. GAAP measure of net income. DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include (i) unrealized performance allocations and related compensation expense, (ii) unrealized investment income, (iii) equity-based compensation expense, (iv) amortization, (v) net income (loss) attributable to non-controlling interests in consolidated entities, or (vi) certain other items, such as contingent reserves. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests and (iv) cash. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested or as a fund reaches a certain point in its life where the fee rate for certain investors increases. FAUM Subject to Step-Up is included within FAUM. Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude (i) realized performance allocations and related compensation expense, (ii) realized investment income from investments and financial instruments, (iii) net interest (interest expense less interest income), (iv) depreciation, and (v) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation- based income. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Fee-Related Earnings margin (“FRE margin”) is defined as Fee-Related Earnings divided by fee-related revenues. Fee-related expenses is a component of FRE. Fee-related expenses differs from expenses computed in accordance with U.S. GAAP in that it is net of certain reimbursement arrangements and does not include performance allocation compensation. Fee-related expenses is used in management’s review of the business. Fee-related revenues (“FRR”) is a component of FRE. Fee-related revenues is comprised of (i) management fees, (ii) fee-related performance revenues, (iii) transaction, monitoring and other fees, net, and (iv) other income. Fee-related performance revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Fee-related revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes certain reimbursement expense arrangements. Fee-earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our credit and real estate funds, have different methodologies for calculating management fees that are not based on the fair value of the respective funds’ underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Investment Appreciation / (Depreciation) represents fund appreciation for our private equity and real estate funds and gross returns for our credit funds. IPO refers to our initial public offering of Class A common stock of TPG Inc. that was completed on January 18, 2022. Loan Level Return, with respect to our CLOs, represents gross returns which are presented on a total return basis for invested assets held, excluding any financing costs or operating fees incurred and using a time-weighted return methodology. Returns over multiple periods are calculated by geometrically linking each period’s return over time. Net accrued performance represents both unrealized and undistributed performance allocations and fee-related performance revenues resulting from our general partner interests in investment funds that we manage. We believe this measure is useful to investors as it provides additional insight into the accrued performance to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business.

TPG | 45 Definitions (Cont’d) Operating profit margin is defined as U.S. GAAP net income divided by U.S. GAAP total revenue. Performance Eligible AUM refers to the AUM that is currently, or may eventually, produce performance allocations or fee-related performance revenues. All funds for which we are entitled to receive a performance allocation, incentive fee or fee-related performance revenue are included in Performance Eligible AUM. Performance Generating AUM refers to the AUM of funds we manage that are currently above their respective hurdle rate or preferred return, and profit of such funds are being allocated to, or earned by, us in accordance with the applicable limited partnership agreements or other governing agreements. Perpetual capital refers to AUM that has an indefinite term with no predetermined requirement to return invested capital to investors upon the realization of investments. We do not consider this AUM to be permanent without exception, as it can be subject to material reductions and even termination. Perpetual capital can be subject to material reductions from changes in valuation and withdrawals by, or payments to, investors and clients as well as termination by a client of, or failure to renew, its investment management agreement with TPG. Realizations represent proceeds from the disposition of investments and current income, and in the case of credit funds, distributions sourced from realization proceeds. RemainCo refers to, collectively, Tarrant Remain Co I, L.P., a Delaware limited partnership, Tarrant Remain Co II, L.P., a Delaware limited partnership, and Tarrant Remain Co III, L.P., a Delaware limited partnership, which own the Excluded Assets, and Tarrant Remain Co GP, LLC, a Delaware limited liability company serving as their general partner. Reorganization refers to the corporate reorganization, which included a corporate conversion of TPG Partners, LLC to a Delaware corporation named TPG Inc., in conjunction with the IPO. Unless the context suggests otherwise, references in this report to “TPG,” “the Company,” “we,” “us” and “our” refer (i) prior to the completion of the Reorganization and IPO to TPG Group Holdings SBS, L.P. and its consolidated subsidiaries and (ii) from and after the completion of the Reorganization and IPO to TPG Inc. and its consolidated subsidiaries. Total participating shares outstanding refers to the sum of (i) shares (Class A voting, Class A non-voting and TPG Operating Group Common Units) and (ii) share-based payment awards with non-forfeitable rights to dividends that benefit from the distribution of profits from TPG Operating Group at the end of any given period. This does not include shares or restricted stock units (i) whose dividends accrue to be paid on vesting or (ii) which do not participate in dividends. TPG Operating Group refers (i) for periods prior to giving effect to the Reorganization, to the TPG Operating Group partnerships and their respective consolidated subsidiaries; (ii) for periods beginning after giving effect to the Reorganization through November 1, 2023, (A) to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (B) not to RemainCo and (iii) for periods after November 1, 2023, to TPG Operating Group II, L.P., a Delaware limited partnership, and its respective consolidated subsidiaries, including TPG Operating Group I, L.P. and TPG Operating Group III, L.P.